UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2014
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, the Board of Trustees of Washington Real Estate Investment Trust (“Washington REIT”) elected Benjamin S. Butcher as a trustee of Washington REIT to serve until the 2017 annual meeting of shareholders, such election to be effective July 1, 2014. There were no arrangements or understandings between Mr. Butcher and any person pursuant to which he was appointed as a trustee. Mr. Butcher will receive compensation for Board service commensurate with Washington REIT's other non-employee trustees, as previously described in Washington REIT's 2014 proxy statement.

Mr. Butcher currently serves as Chief Executive Officer, President and Chairman of the Board of Directors of STAG Industrial, Inc., a publicly traded real estate company focused on the acquisition, ownership and management of single tenant industrial properties throughout the United States since its inception in 2011. Prior to the formation of STAG, Mr. Butcher founded and oversaw the growth of its predecessor business, serving as a member of the Board of Managers of STAG Capital Partners, LLC, STAG Capital Partners Ill, LLC, and their affiliates from 2003 to 2011. From 1999 to 2003, Mr. Butcher was engaged as a private equity investor in real estate and technology. From 1997 to 1998, Mr. Butcher served as a Director at Credit Suisse First Boston, and prior to that he served as a Director at Nomura Asset Capital from 1993 to 1997. Mr. Butcher received his Bachelor of Arts degree from Bowdoin College and his Master of Business Administration degree from the Tuck School of Business at Dartmouth.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press release issued June 12, 2014 regarding the election of a new trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting and Administration

June 12, 2014
(Date)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued June 12, 2014 regarding the election of a new trustee.